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                                                                   EXHIBIT 10(n)

                                FIFTH AMENDMENT
                                       TO
                        HELLER INTERNATIONAL CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN
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     WHEREAS, Heller International Corporation ("HIC") has established the
Heller International Corporation Executive Deferred Compensation Plan effective as of January 1, 1994 (the "Plan") for a select group of its management and highly compensated employees; and

     WHEREAS, Heller Financial, Inc. ("HFI"), Heller Financial Leasing, Inc. ("HFLI"), Heller International Group, Inc. ("HIG") and Heller International Holdings, Inc. ("HIHI") have adopted the Plan for certain of their respective management and highly compensated employees in accordance with Section7 of the Plan; and

     WHEREAS, the Plan has previously been amended and HIC has determined that further amendment thereof is necessary and desirable;

     NOW, THEREFORE, in exercise of the power reserved to the Compensation Committee of the Board of Directors of HIC by Section 8 of the Plan, the Plan is amended, effective January 1, 1997, in the following particulars:

     1.   By substituting the following for subsection 2.2(c) of the Plan:

          "(c) Deferred amounts will be deferred to the date specified by the Eligible Employee at the time of his initial Deferral Election (the "Distribution Date"). Except as provided in subsections 2.2(f), 2.2 (k) or 2.2(1) below, the Distribution Date specified at the time of the Eligible Employee's initial Deferral Election is irrevocable and shall apply to all amounts deferred by the Eligible Employee under the Plan."

     2. By adding the following new subsection 2.2(1) to the Plan immediately following subsection 2.2(k) thereof:

          "(l) If a Participant also is a participant in the Heller International Corporation Real Estate Financial Services Plan ("REFS Plan") for the 1997 calendar year, such Participant may, in accordance with the provisions of the REFS Plan, elect to transfer all or a portion of his Deferral Account to the REFS Plan. All amounts so transferred shall be subject to the terms and conditions of the REFS Plan (including, but not limited to, the distribution provisions of the REFS Plan), but in no event shall such amounts be distributed from the REFS Plan prior to the date that they would otherwise be distributed under the Plan had such transfer not occurred."
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     3.   By adding the following new subsection 2.3(e) to the Plan immediately following subsection 2.3(d) thereof:

          "(e) Subject to the terms and conditions of the REFS Plan, all of his distribution from a given subaccount under the REFS Plan."

     4.   By adding the following to the end of the first paragraph of Section
5.1 of the Plan:

          "Notwithstanding the foregoing, a Participant who also is a participant in the REFS Plan (as described in Section 2.2(1)) may make a one-time election pursuant to the terms of the REFS Plan to transfer all or a portion of his Deferral Account to the REFS Plan."


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Executed this 21st day of November, 1997.
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                                         HELLER INTERNATIONAL CORPORATION


                                         By   /s/ D.H. Snider
                                            -----------------------------------
                                         Its  Executive Vice President
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